Exhibit 99.1

INVESTOR RELATIONS: Samantha Tortora 212.810.5397	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports First Quarter 2021 Diluted EPS of $7.77
New York, April 15, 2021 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months ended March 31, 2021.

$172 billion of quarterly total net inflows, or 8% annualized organic asset growth, driven by continued momentum across the platform, with positive flows across all regions, investment styles and product types

Significantly higher annualized organic base fee growth in the quarter reflects strength of active capabilities across all product types

19% increase in revenue year-over-year reflects strong organic growth, higher performance fees and 12% growth in technology services revenue

Year-over-year increases in GAAP operating income (126%) and diluted EPS (51%) impacted by charitable contribution in the first quarter of 2020, which was excluded from as adjusted results

21% increase in as adjusted operating income year-over-year includes the impact of $178 million of fund launch costs in the current quarter

18% increase in as adjusted diluted EPS year-over-year also reflects lower nonoperating income and a higher effective tax rate, partially offset by a lower diluted share count, in the current quarter

Consistent capital management supported by $300 million of share repurchases in the current quarter and 14% increase in quarterly cash dividend to $4.13 per share

Laurence D. Fink, Chairman and CEO:

“BlackRock’s deep sense of responsibility to help more and more people experience financial well-being has guided significant investments in our business over time, positioning us to deliver strong results for all of our stakeholders today. By evolving to stay ahead of clients’ needs, we’ve built a platform equipped to provide whole portfolio solutions that include index, active, cash and alternative strategies, sustainable investing capabilities, industry-leading technology and a voice that helps guide our clients as they adapt to a changing world.

“We generated a record $172 billion of total net inflows in the quarter, our fourth consecutive quarter with over $100 billion of net inflows. Flows represented 8% annualized organic asset and a record 14% annualized organic base fee growth, as clients contributed $59 billion to BlackRock’s active platform and demand remained strong for ETFs and cash. Consistently strong results, including 14% organic base fee growth over the last twelve months, reflect the benefits of our investments over time.

“BlackRock’s differentiated platform and our insights on some of the biggest issues society is facing today are resonating with clients. To help them navigate toward a net zero world, we’re systematically integrating climate and broader sustainability factors into our portfolio management process. Our recently announced partnership with Temasek to provide funding for decarbonization solutions is the latest of many examples of how we continue to innovate.

“I am excited by the magnitude of opportunities in front of BlackRock. We remain committed to executing our strategy, evolving our business, strengthening our culture and living our purpose as we invest for the future to deliver value for all of our stakeholders.”

FINANCIAL RESULTS

	Q1	Q1
(in millions, except per share data)	2021	2020
AUM	$9,007,411	$6,466,668
% change	39%
Average AUM	$8,782,351	$7,124,711
% change	23%
Total net flows	$171,643	$34,988

GAAP basis:
Revenue	$4,398	$3,710
% change	19%
Operating income	$1,545	$684
% change	126%
Operating margin	35.1%	18.4%
Net income(1)	$1,199	$806
% change	49%
Diluted EPS	$7.77	$5.15
% change	51%
Weighted-average diluted shares	154.3	156.4
% change	(1)%

As Adjusted:
Operating income(2)	$1,545	$1,273
% change	21%
Operating margin(2)	44.4%	41.7%
Net income(1) (2)	$1,199	$1,032
% change	16%
Diluted EPS(2)	$7.77	$6.60
% change	18%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the condensed consolidated statements of income and supplemental information on pages 9 and 10 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q1	LTM(1)
(in billions)	2021	2021
Long-term net flows:	$133	$409

By region:

Americas	$72	$181
EMEA	39	147
APAC	22	81

By client type:

Retail:	$37	$108
US	23	49
International	14	59

ETFs:	$68	$240
Core equity	28	45
Strategic	17	140
Precision	23	55

Institutional:	$28	$61
Active	17	50
Index	11	11

Cash management net flows	$39	$100

Advisory net flows	$0	$19

Total net flows	$172	$527
(1)	Amounts represent rolling last twelve months long-term net flows as of March 31, 2021.

BUSINESS RESULTS

					Q1 2021
			Q1 2021		Base fees
			Base fees	March 31, 2021	and securities
	Q1 2021	March 31, 2021	and securities	AUM	lending revenue (1)
(in millions), (unaudited)	Net flows	AUM	lending revenue (1)	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$36,511	$934,177	$1,125	11%	32%
ETFs	68,490	2,813,524	1,417	31%	39%
Institutional:
Active	16,533	1,524,430	650	17%	18%
Index	11,106	3,009,150	257	33%	7%
Total institutional	27,639	4,533,580	907	50%	25%
Long-term	132,640	8,281,281	3,449	92%	96%
Cash management	39,190	703,916	143	8%	4%
Advisory(2)	(187)	22,214	-	-	-
Total	$171,643	$9,007,411	$3,592	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$58,954	$2,297,642	$1,739	26%	48%
Index and ETFs	73,686	5,983,639	1,710	66%	48%
Long-term	132,640	8,281,281	3,449	92%	96%
Cash management	39,190	703,916	143	8%	4%
Advisory(2)	(187)	22,214	-	-	-
Total	$171,643	$9,007,411	$3,592	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$49,861	$4,745,781	$1,820	52%	51%
Fixed income	60,839	2,620,460	933	29%	26%
Multi-asset	13,753	677,372	328	8%	9%
Alternatives	8,187	237,668	368	3%	10%
Long-term	132,640	8,281,281	3,449	92%	96%
Cash management	39,190	703,916	143	8%	4%
Advisory(2)	(187)	22,214	-	-	-
Total	$171,643	$9,007,411	$3,592	100%	100%

(1)	Base fees include investment advisory and administration fees.
(2)

Approximately $4.1 billion of ETFs AUM held in advisory accounts associated with the Federal Reserve Bank of New York (“FRBNY”) assignment as of March 31, 2021 (disclosed via FRBNY reporting as of April 12, 2021) are included within ETF AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM.

INVESTMENT PERFORMANCE AT March 31, 2021(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	86%	84%	87%
Tax-exempt	73%	60%	82%
Index AUM within or above applicable tolerance	87%	95%	95%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	48%	85%	84%
Systematic	87%	44%	95%
Index AUM within or above applicable tolerance	93%	97%	99%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 11 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Thursday, April 15, 2021 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 5079868). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Thursday, April 15, 2021 and ending at midnight on Thursday, April 29, 2021. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 5079868. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	March 31,				December 31,
	2021	2020	Change		2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,465	$2,897	$568		$3,262	$203
Securities lending revenue	127	158	(31)		131	(4)
Total Investment advisory, administration fees and securities lending revenue	3,592	3,055	537		3,393	199
Investment advisory performance fees	129	41	88		419	(290)
Technology services revenue	306	274	32		305	1
Distribution fees	340	276	64		314	26
Advisory and other revenue	31	64	(33)		47	(16)
Total revenue	4,398	3,710	688		4,478	(80)

Expense
Employee compensation and benefits	1,409	1,137	272		1,341	68
Distribution and servicing costs	505	445	60		505	-
Direct fund expense	320	277	43		283	37
General and administration expense	585	1,142	(557)		474	111
Amortization of intangible assets	34	25	9		27	7
Total expense	2,853	3,026	(173)		2,630	223

Operating income	1,545	684	861		1,848	(303)

Nonoperating income (expense)
Net gain (loss) on investments	82	(40)	122		345	(263)
Interest and dividend income	19	15	4		28	(9)
Interest expense	(55)	(46)	(9)		(54)	(1)
Total nonoperating income (expense)	46	(71)	117		319	(273)

Income before income taxes	1,591	613	978		2,167	(576)
Income tax expense (benefit)	318	(14)	332		427	(109)
Net income	1,273	627	646		1,740	(467)
Less:
Net income (loss) attributable to noncontrolling interests	74	(179)	253		192	(118)
Net income attributable to BlackRock, Inc.	$1,199	$806	$393		$1,548	$(349)

Weighted-average common shares outstanding
Basic	152,567,453	155,243,279	(2,675,826)		152,515,168	52,285
Diluted	154,301,812	156,416,726	(2,114,914)		154,512,860	(211,048)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$7.86	$5.19	$2.67		$10.15	$(2.29)
Diluted	$7.77	$5.15	$2.62		$10.02	$(2.25)
Cash dividends declared and paid per share	$4.13	$3.63	$0.50		$3.63	$0.50

Supplemental information:

AUM (end of period)	$9,007,411	$6,466,668	$2,540,743		$8,676,680	$330,731
Shares outstanding (end of period)	152,635,930	155,085,806	(2,449,876)		152,532,885	103,045
GAAP:
Operating margin	35.1%	18.4%	1,670	bps	41.3%	(620	) bps
Effective tax rate	20.9%	(1.7)%	2,260	bps	21.6%	(70	) bps
As adjusted:
Operating income (1)	$1,545	$1,273	$272		$1,848	$(303)
Operating margin (1)	44.4%	41.7%	270	bps	46.6%	(220	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(28)	$(14)	$(14)		$127	$(155)
Net income attributable to BlackRock, Inc. (3)	$1,199	$1,032	$167		$1,573	$(374)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$7.77	$6.60	$1.17		$10.18	$(2.41)
Effective tax rate	20.9%	18.0%	290	bps	20.3%	60	bps

See pages 9-10 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Retail:
Equity	$338,434	$14,334	$41,324	$14,643	$(1,020)	$407,715	$373,077
Fixed income	340,468	14,797	-	(3,780)	(1,845)	349,640	345,893
Multi-asset	132,624	3,995	-	2,677	(181)	139,115	135,402
Alternatives	34,391	3,385	-	39	(108)	37,707	35,979
Retail subtotal	845,917	36,511	41,324	13,579	(3,154)	934,177	890,351
ETFs:
Equity	1,905,101	66,422	-	111,882	(5,587)	2,077,818	1,974,558
Fixed income	690,033	1,605	-	(20,971)	(2,838)	667,829	680,376
Multi-asset	6,268	567	-	109	14	6,958	6,539
Alternatives	67,605	(104)	-	(6,530)	(52)	60,919	66,169
ETFs subtotal	2,669,007	68,490	-	84,490	(8,463)	2,813,524	2,727,642
Institutional:
Active:
Equity	169,522	467	-	7,088	(996)	176,081	171,927
Fixed income	716,269	2,264	-	(22,394)	(3,665)	692,474	704,175
Multi-asset	511,242	8,483	-	6,646	(4,151)	522,220	514,123
Alternatives	127,429	5,319	-	1,416	(509)	133,655	129,964
Active subtotal	1,524,462	16,533	-	(7,244)	(9,321)	1,524,430	1,520,189
Index:
Equity	2,006,749	(31,362)	-	120,531	(11,751)	2,084,167	2,026,675
Fixed income	927,718	42,173	-	(46,816)	(12,558)	910,517	916,050
Multi-asset	8,599	708	-	(1)	(227)	9,079	8,603
Alternatives	5,617	(413)	-	234	(51)	5,387	5,510
Index subtotal	2,948,683	11,106	-	73,948	(24,587)	3,009,150	2,956,838
Institutional subtotal	4,473,145	27,639	-	66,704	(33,908)	4,533,580	4,477,027
Long-term	7,988,069	132,640	41,324	164,773	(45,525)	8,281,281	8,095,020
Cash management	666,252	39,190	-	(127)	(1,399)	703,916	664,958
Advisory (4)	22,359	(187)	-	35	7	22,214	22,373
Total	$8,676,680	$171,643	$41,324	$164,681	$(46,917)	$9,007,411	$8,782,351
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Active:
Equity	$410,189	$21,020	$-	$14,593	$(2,022)	$443,780	$425,842
Fixed income	1,035,015	16,752	-	(25,059)	(5,540)	1,021,168	1,028,651
Multi-asset	643,864	12,478	-	9,323	(4,332)	661,333	649,520
Alternatives	161,819	8,704	-	1,455	(617)	171,361	165,943
Active subtotal	2,250,887	58,954	-	312	(12,511)	2,297,642	2,269,956
Index and ETFs:
ETFs:
Equity	1,905,101	66,422	-	111,882	(5,587)	2,077,818	1,974,558
Fixed income	690,033	1,605	-	(20,971)	(2,838)	667,829	680,376
Multi-asset	6,268	567	-	109	14	6,958	6,539
Alternatives	67,605	(104)	-	(6,530)	(52)	60,919	66,169
ETFs subtotal	2,669,007	68,490	-	84,490	(8,463)	2,813,524	2,727,642
Non-ETF Index:
Equity	2,104,516	(37,581)	41,324	127,669	(11,745)	2,224,183	2,145,837
Fixed income	949,440	42,482	-	(47,931)	(12,528)	931,463	937,467
Multi-asset	8,601	708	-	(1)	(227)	9,081	8,608
Alternatives	5,618	(413)	-	234	(51)	5,388	5,510
Non-ETF Index subtotal	3,068,175	5,196	41,324	79,971	(24,551)	3,170,115	3,097,422
Index and ETFs subtotal	5,737,182	73,686	41,324	164,461	(33,014)	5,983,639	5,825,064
Long-term	$7,988,069	$132,640	$41,324	$164,773	$(45,525)	$8,281,281	$8,095,020
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Equity	$4,419,806	$49,861	$41,324	$254,144	$(19,354)	$4,745,781	$4,546,237
Fixed income	2,674,488	60,839	-	(93,961)	(20,906)	2,620,460	2,646,494
Multi-asset	658,733	13,753	-	9,431	(4,545)	677,372	664,667
Alternatives:
Illiquid alternatives	85,770	6,225	-	601	(389)	92,207	88,042
Liquid alternatives	73,218	2,354	-	791	(97)	76,266	74,975
Currency and commodities(5)	76,054	(392)	-	(6,233)	(234)	69,195	74,605
Alternatives subtotal	235,042	8,187	-	(4,841)	(720)	237,668	237,622
Long-term	$7,988,069	$132,640	$41,324	$164,773	$(45,525)	$8,281,281	$8,095,020

(1)	Amounts include AUM attributable to the acquisition of Aperio Group, LLC on February 1, 2021 (“the Aperio Transaction”).
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.1 billion of ETFs AUM held in advisory accounts associated with the FRBNY assignment as of March 31, 2021 (disclosed via FRBNY reporting as of April 12, 2021) are included within Fixed Income ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(5)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	March 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Retail:
Equity	$204,742	$44,571	$41,324	$110,169	$6,909	$407,715	$296,733
Fixed income	278,057	45,994	-	20,643	4,946	349,640	318,547
Multi-asset	101,032	7,073	-	30,113	897	139,115	121,220
Alternatives	24,993	9,955	-	2,331	428	37,707	31,213
Retail subtotal	608,824	107,593	41,324	163,256	13,180	934,177	767,713
ETFs:
Equity	1,253,690	132,281	-	679,068	12,779	2,077,818	1,658,862
Fixed income	554,009	92,136	-	13,449	8,235	667,829	649,739
Multi-asset	4,499	1,189	-	1,190	80	6,958	5,622
Alternatives	39,992	13,939	-	6,831	157	60,919	60,194
ETFs subtotal	1,852,190	239,545	-	700,538	21,251	2,813,524	2,374,417
Institutional:
Active:
Equity	112,440	1,334	-	58,411	3,896	176,081	149,489
Fixed income	625,345	22,770	-	33,391	10,968	692,474	682,312
Multi-asset	381,416	13,928	-	112,304	14,572	522,220	462,609
Alternatives	110,891	11,988	-	7,556	3,220	133,655	120,861
Active subtotal	1,230,092	50,020	-	211,662	32,656	1,524,430	1,415,271
Index:
Equity	1,388,790	(82,493)	-	741,420	36,450	2,084,167	1,793,919
Fixed income	778,404	93,273	-	(2,241)	41,081	910,517	860,592
Multi-asset	7,230	386	-	1,479	(16)	9,079	8,192
Alternatives	4,075	325	-	879	108	5,387	4,867
Index subtotal	2,178,499	11,491	-	741,537	77,623	3,009,150	2,667,570
Institutional subtotal	3,408,591	61,511	-	953,199	110,279	4,533,580	4,082,841
Long-term	5,869,605	408,649	41,324	1,816,993	144,710	8,281,281	7,224,971
Cash management	594,089	100,098	-	70	9,659	703,916	646,190
Advisory (4)	2,974	18,748	-	431	61	22,214	17,984
Total	$6,466,668	$527,495	$41,324	$1,817,494	$154,430	$9,007,411	$7,889,145
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	March 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Active:
Equity	$252,758	$47,354	$-	$136,792	$6,876	$443,780	$355,594
Fixed income	887,458	65,347	-	53,929	14,434	1,021,168	981,422
Multi-asset	482,450	20,995	-	142,419	15,469	661,333	583,827
Alternatives	135,882	21,942	-	9,889	3,648	171,361	152,073
Active subtotal	1,758,548	155,638	-	343,029	40,427	2,297,642	2,072,916
Index and ETFs:
ETFs:
Equity	1,253,690	132,281	-	679,068	12,779	2,077,818	1,658,862
Fixed income	554,009	92,136	-	13,449	8,235	667,829	649,739
Multi-asset	4,499	1,189	-	1,190	80	6,958	5,622
Alternatives	39,992	13,939	-	6,831	157	60,919	60,194
ETFs subtotal	1,852,190	239,545	-	700,538	21,251	2,813,524	2,374,417
Non-ETF Index:
Equity	1,453,214	(83,942)	41,324	773,208	40,379	2,224,183	1,884,547
Fixed income	794,348	96,690	-	(2,136)	42,561	931,463	880,029
Multi-asset	7,228	392	-	1,477	(16)	9,081	8,194
Alternatives	4,077	326	-	877	108	5,388	4,868
Non-ETF Index subtotal	2,258,867	13,466	41,324	773,426	83,032	3,170,115	2,777,638
Index and ETFs subtotal	4,111,057	253,011	41,324	1,473,964	104,283	5,983,639	5,152,055
Long-term	$5,869,605	$408,649	$41,324	$1,816,993	$144,710	$8,281,281	$7,224,971
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	March 31,	inflows		Market		March 31,
	2020	(outflows)	Acquisition(1)	change	FX impact (2)	2021	Average AUM (3)
Equity	$2,959,662	$95,693	$41,324	$1,589,068	$60,034	$4,745,781	$3,899,003
Fixed income	2,235,815	254,173	-	65,242	65,230	2,620,460	2,511,190
Multi-asset	494,177	22,576	-	145,086	15,533	677,372	597,643
Alternatives:
Illiquid alternatives	75,101	14,541	-	852	1,713	92,207	81,264
Liquid alternatives	58,127	7,339	-	8,830	1,970	76,266	68,042
Currency and commodities(5)	46,723	14,327	-	7,915	230	69,195	67,829
Alternatives subtotal	179,951	36,207	-	17,597	3,913	237,668	217,135
Long-term	$5,869,605	$408,649	$41,324	$1,816,993	$144,710	$8,281,281	$7,224,971

(1)	Amounts include AUM attributable to the Aperio Transaction.
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $4.1 billion of ETFs AUM held in advisory accounts associated with the FRBNY assignment as of March 31, 2021 (disclosed via FRBNY reporting as of April 12, 2021) are included within Fixed Income ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(5)	Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2021	2020	Change	2020	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$576	$398	$178	$501	$75
ETFs	1,068	879	189	948	120
Non-ETF Index	176	163	13	159	17
Equity subtotal	1,820	1,440	380	1,608	212
Fixed income:
Active	525	481	44	514	11
ETFs	295	259	36	302	(7)
Non-ETF Index	113	112	1	109	4
Fixed income subtotal	933	852	81	925	8
Multi-asset	328	293	35	311	17
Alternatives:
Illiquid alternatives	168	148	20	161	7
Liquid alternatives	147	112	35	141	6
Currency and commodities	53	32	21	50	3
Alternatives subtotal	368	292	76	352	16
Long-term	3,449	2,877	572	3,196	253
Cash management	143	178	(35)	197	(54)
Total investment advisory, administration fees and securities lending revenue	3,592	3,055	537	3,393	199
Investment advisory performance fees:
Equity	26	2	24	62	(36)
Fixed income	14	2	12	22	(8)
Multi-asset	8	1	7	22	(14)
Alternatives:
Illiquid alternatives	7	17	(10)	28	(21)
Liquid alternatives	74	19	55	285	(211)
Alternatives subtotal	81	36	45	313	(232)
Total performance fees	129	41	88	419	(290)
Technology services revenue	306	274	32	305	1
Distribution fees:
Retrocessions	238	169	69	217	21
12b-1 fees (US mutual fund distribution fees)	85	91	(6)	83	2
Other	17	16	1	14	3
Total distribution fees	340	276	64	314	26
Advisory and other revenue:
Advisory	15	17	(2)	20	(5)
Other	16	47	(31)	27	(11)
Total advisory and other revenue	31	64	(33)	47	(16)
Total revenue	$4,398	$3,710	$688	$4,478	$(80)

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $537 million from the first quarter of 2020, primarily driven by the positive impact of market beta and foreign exchange movements on average AUM and organic growth, partially offset by the impact of yield-related fee waivers on certain money market funds and strategic pricing changes to certain products, lower securities lending revenue, and the effect of one less day in the quarter. Securities lending revenue of $127 million decreased from $158 million in the first quarter of 2020, primarily reflecting lower spreads, partially offset by higher average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $199 million from the fourth quarter of 2020, primarily driven by the positive impact of market beta and foreign exchange movements on average AUM and organic growth, partially offset by the effect of two less days in the quarter and the impact of higher yield-related fee waivers on certain money market funds. Securities lending revenue of $127 million decreased from $131 million in the fourth quarter of 2020.

•	Performance fees increased $88 million from the first quarter of 2020, primarily reflecting higher revenue from liquid alternative and long-only products.

Performance fees decreased $290 million from the fourth quarter of 2020, primarily reflecting a seasonally higher number of funds with a performance measurement period that ended in the fourth quarter of 2020.

•

Technology services revenue increased $32 million from the first quarter of 2020, primarily reflecting higher revenue from Aladdin®. Technology services annual contract value(1) (“ACV”) increased 16% from the first quarter of 2020.

•

Advisory and other revenue decreased $33 million from the first quarter of 2020, primarily reflecting the impact of the charitable contribution of BlackRock’s remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”) in 2020 and lower transition management assignments.

(1)

ACV represents forward-looking recurring subscription fees under client contracts for the next twelve months at the end of a respective quarter, assuming all client contracts that come up for renewal are renewed. ACV excludes nonrecurring fees such as implementation and consulting fees. See note (5) in the supplemental information on page 10 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2021	2020	Change	2020	Change
Operating expense
Employee compensation and benefits	$1,409	$1,137	$272	$1,341	$68
Distribution and servicing costs:
Retrocessions	238	169	69	217	21
12b-1 costs	83	89	(6)	81	2
Other	184	187	(3)	207	(23)
Total distribution and servicing costs	505	445	60	505	-
Direct fund expense	320	277	43	283	37
General and administration expense:
Marketing and promotional	35	69	(34)	73	(38)
Occupancy and office related	79	78	1	80	(1)
Portfolio services	87	65	22	80	7
Technology	104	88	16	124	(20)
Professional services	39	44	(5)	49	(10)
Communications	11	12	(1)	14	(3)
Foreign exchange remeasurement	4	5	(1)	(1)	5
Contingent consideration fair value adjustments	3	25	(22)	-	3
Product launch costs	178	84	94	2	176
Charitable Contribution	-	589	(589)	-	-
Other general and administration	45	83	(38)	53	(8)
Total general and administration expense	585	1,142	(557)	474	111
Amortization of intangible assets	34	25	9	27	7
Total operating expense	$2,853	$3,026	$(173)	$2,630	$223

Highlights

•

Employee compensation and benefits expense increased $272 million from the first quarter of 2020, primarily reflecting higher incentive compensation, driven by higher operating income and higher performance fees, and the higher mark-to-market impact of certain deferred compensation programs.

Employee compensation and benefits expense increased $68 million from the fourth quarter of 2020, primarily reflecting higher seasonal payroll taxes and an increase in stock-based compensation expense related to the effect of additional grants in January 2021, partially offset by lower incentive compensation driven by lower performance fees.

•	Direct fund expense increased $43 million from the first quarter of 2020 and $37 million from the fourth quarter of 2020, primarily reflecting higher average AUM.
•

General and administration expense decreased $557 million from the first quarter of 2020, largely driven by the Charitable Contribution in the year ago quarter. General and administration expense also reflected higher product launch costs, including the impact of $178 million associated with the March 2021 close of the $4.9 billion BlackRock Innovation and Growth Trust, and higher portfolio services and technology expense, offset by lower marketing and promotional expense and contingent consideration fair value adjustments, and the impact of costs related to certain legal matters incurred in the first quarter of 2020.

General and administration expense increased $111 million from the fourth quarter of 2020, primarily driven by $178 million of product launch costs, partially offset by seasonally lower marketing and promotional expense and lower technology and professional services expense.

•

Amortization of intangible assets expense increased $9 million from the first quarter of 2020 and $7 million from the fourth quarter of 2020, primarily reflecting amortization of intangible assets related to the Aperio Transaction.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2021	2020	Change	2020	Change
Nonoperating income (expense), GAAP basis	$46	$(71)	$117	$319	$(273)
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	74	(179)	253	192	(118)
Nonoperating income (expense)(1)	$(28)	$108	$(136)	$127	$(155)

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2021	2020	Change	2020	Change
Net gain (loss) on investments(1)
Private equity	$22	$(18)	$40	$36	$(14)
Real assets	3	5	(2)	(3)	6
Other alternatives(2)	13	(25)	38	22	(9)
Other investments(3)	(3)	(150)	147	85	(88)
Subtotal	35	(188)	223	140	(105)
Gain related to the Charitable Contribution	-	122	(122)	-	-
Other gains (losses)(4)	(27)	205	(232)	13	(40)
Total net gain (loss) on investments(1)	8	139	(131)	153	(145)
Interest and dividend income	19	15	4	28	(9)
Interest expense	(55)	(46)	(9)	(54)	(1)
Net interest expense	(36)	(31)	(5)	(26)	(10)
Nonoperating income (expense)(1)	$(28)	$108	$(136)	$127	$(155)

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 9 and 10.

(2)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amount for the three months ended March 31, 2020 includes a nonoperating pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other corporate minority investments.

INCOME TAX EXPENSE (BENEFIT)

	Three Months				Three Months
	Ended				Ended
	March 31,				December 31,
(in millions), (unaudited)	2021	2020	Change		2020	Change
Income tax expense (benefit)	$318	$(14)	$332		$427	$(109)
Effective tax rate	20.9%	(1.7)%	2,260	bps	21.6%	(70	) bps

Highlights

•

First quarter 2021 and 2020 income tax expense (benefit) included $39 million and $64 million, respectively, of discrete tax benefits, including benefits related to stock-based compensation awards that vest in the first quarter of each year.

•	First quarter 2020 income tax benefit included a discrete tax benefit of $241 million recognized in connection with the Charitable Contribution.
•

Fourth quarter 2020 income tax expense included $61 million of net discrete tax benefits, partially offset by a $25 million net noncash tax expense related to the revaluation of certain deferred income tax liabilities.

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2021	2020	2020
Operating income, GAAP basis	$1,545	$684	$1,848
Non-GAAP expense adjustment:
Charitable Contribution	-	589	-
Operating income, as adjusted (1)	1,545	1,273	1,848
Product launch costs and commissions	185	87	2
Operating income used for operating margin measurement	$1,730	$1,360	$1,850
Revenue, GAAP basis	$4,398	$3,710	$4,478
Non-GAAP adjustments:
Distribution fees	(340)	(276)	(314)
Investment advisory fees	(165)	(169)	(191)
Revenue used for operating margin measurement	$3,893	$3,265	$3,973
Operating margin, GAAP basis	35.1%	18.4%	41.3%
Operating margin, as adjusted (1)	44.4%	41.7%	46.6%

See note (1) to the condensed consolidated statements of income and supplemental information on page 10 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2021	2020	2020
Nonoperating income (expense), GAAP basis	$46	$(71)	$319
Less: Net income (loss) attributable to NCI	74	(179)	192
Nonoperating income (expense), net of NCI	(28)	108	127
Less: Gain related to the Charitable Contribution	-	122	-
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$(28)	$(14)	$127

See note (2) to the condensed consolidated statements of income and supplemental information on page 10 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2021	2020	2020
Net income attributable to BlackRock, Inc., GAAP basis	$1,199	$806	$1,548
Non-GAAP adjustments:
Charitable Contribution, net of tax	-	226	-
Income tax matters	-	-	25
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,199	$1,032	$1,573
Diluted weighted-average common shares outstanding (4)	154.3	156.4	154.5
Diluted earnings per common share, GAAP basis (4)	$7.77	$5.15	$10.02
Diluted earnings per common share, as adjusted (3) (4)	$7.77	$6.60	$10.18

See notes (3) and (4) to the condensed consolidated statements of income and supplemental information on page 10 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In the first quarter of 2020, the Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. In the first quarter of 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Charitable Contribution.

In the first quarter of 2020, a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the non-recurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations. At both March 31, 2021 and December 31, 2020, there were no shares of preferred stock outstanding.

(5) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) terrorist activities, civil unrest, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (18) the ability to attract and retain highly talented professionals; (19) fluctuations in the carrying value of BlackRock’s economic investments; (20) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (21) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (22) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (23) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (24) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (25) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (26) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2021 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2021. The performance data does not include accounts terminated prior to March 31, 2021 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2021 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.